Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Chubb Corporation for the registration of $1,000,000,000 of debt securities, common stock, preferred stock, depositary shares and warrants, and to the incorporation by reference therein of our reports dated February 26, 2001, with respect to the consolidated financial statements of The Chubb Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 and dated March 26, 2001, with respect to the financial statement schedules of The Chubb Corporation included therein, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
                                                     ---------------------------
                                                         ERNST & YOUNG LLP



New York, New York
December 11, 2001